Exhibit 1.2

The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. You are strongly urged to read the accompanying management information circular and all of the information and instructions in this Letter of Transmittal before completing it and returning it to the Depositary. It is important that you validly complete, duly execute and return this Letter of Transmittal on a timely basis in accordance with the instructions contained herein. The Depositary (see address and telephone numbers below) can assist you in completing this Letter of Transmittal.

You are strongly urged to read the sections “Certain Canadian Federal Income Tax Considerations To Savary Shareholders” and “Other Tax Considerations” of the accompanying management information circular which provides an overview of certain Canadian federal income tax considerations with respect to the Amalgamation (as defined below) and the subsequent ownership and disposition of SEMAFO Shares (as defined below).

LETTER OF TRANSMITTAL

for use by registered shareholders of

SAVARY GOLD CORP.

TO:	Savary Gold Corp. (“Savary”)

AND TO:	SEMAFO Inc. (“SEMAFO”)

AND TO:	TSX Trust Company, as depositary (the “Depositary”)

This Letter of Transmittal is for use by holders (“Savary Shareholders”) of common shares of Savary (“Savary Shares”) in connection with the proposed amalgamation (the “Amalgamation”) under Section 174 of the Business Corporations Act (Ontario) involving Savary and an entity to be incorporated (“Subco”) which will be a direct or indirect wholly-owned subsidiary of SEMAFO. Savary entered into a combination agreement (the “Combination Agreement”) with SEMAFO on March 11, 2019 in connection with the Amalgamation, which is available under Savary’s issuer profile on SEDAR at www.sedar.com. Unless otherwise indicated, terms used but not otherwise defined herein shall have the meaning ascribed thereto in the accompanying management information circular of Savary dated March 26, 2019 (the “Circular”).

Pursuant to the Amalgamation, Savary Shareholders (other than SEMAFO and Subco) will receive 0.0336 of a common share in the capital of SEMAFO (“SEMAFO Shares”) for each Savary Share (the “Amalgamation Consideration”). Any reference herein to the Combination Agreement or the Amalgamation Agreement includes any amendment or modification thereof.

In order for Savary Shareholders to receive certificates representing the SEMAFO Shares to be issued to them upon completion of the Amalgamation, registered Savary Shareholders are required to validly complete, duly execute and return to the Depositary this Letter of Transmittal together with the certificate(s) representing their Savary Shares and all other required documents as described herein and in accordance with the instructions provided herein.

This Letter of Transmittal is for use by registered Savary Shareholders only. Savary Shareholders whose Savary Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee (each an “Intermediary”), or in the name of a clearing agency (such as CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant, should contact the Intermediary for assistance in depositing their Savary Shares.

If the Amalgamation Resolution is passed, and all other conditions to closing the Amalgamation are satisfied,

SEMAFO will acquire all of the issued and outstanding Savary Shares not already owned by SEMAFO or Subco on the Effective Date. No fractional shares will be issued pursuant to the Amalgamation. In the event that the aggregate number of SEMAFO Shares which a Savary Shareholder is entitled to receive pursuant to the Amalgamation includes a fractional share, such number of SEMAFO Shares shall be rounded down to the closest whole number and no former Savary Shareholder will be entitled to any cash payment or other form of consideration or compensation in respect of such fractional SEMAFO Shares, the whole in accordance with the Amalgamation Agreement.

Whether or not Savary Shareholders forward the certificate(s) representing their Savary Shares, upon completion of the Amalgamation on the Effective Date, Savary Shareholders will cease to be Savary Shareholders as of the Effective Date and will only be entitled to receive that number of SEMAFO Shares to which they are entitled under the Amalgamation or, for Non-exempt Shareholders (as defined below), the aggregate net proceeds of sale of the SEMAFO Shares that the Non-exempt Shareholder would otherwise be entitled to or, in the case of Savary Shareholders who properly exercise Dissent Rights, the right to receive fair value for their Savary Shares in accordance with the dissent procedures.

The instructions accompanying this Letter of Transmittal specify certain signature guarantees and additional documents that Savary Shareholders may be required to provide with this Letter of Transmittal. Savary Shareholders may, upon request, be required to execute any additional documents deemed by the Depositary, Savary or SEMAFO, at their discretion, to be reasonably necessary or desirable to complete the deposit and cancellation of their existing Savary Shares in exchange for SEMAFO Shares upon completion of the Amalgamation. It is recommended that Savary Shareholders (including Non-exempt Shareholders, as defined below) complete, sign and return this Letter of Transmittal, with any accompanying certificate(s) representing their existing Savary Shares, if applicable, to the Depositary as soon as practicable following receipt of such Letter of Transmittal.

Any Letter of Transmittal, once deposited with the Depositary, will be irrevocable and may not be withdrawn by a Savary Shareholder except that all Letters of Transmittal will be automatically revoked if the Depositary is notified in writing by Savary and SEMAFO that the Combination Agreement has been terminated. If a Letter of Transmittal is automatically revoked, the certificate(s) for the Savary Shares received with the Letter of Transmittal will be promptly returned to the Savary Shareholder submitting the same to the address specified in the Letter of Transmittal.

Please note that the delivery of this Letter of Transmittal does not constitute a vote in favour of the Amalgamation Resolution or any other matters to be considered at the Meeting. To exercise their right to vote at the Meeting, Savary Shareholders must complete and return the form of proxy that accompanied the Circular in accordance with the instructions set out in the Circular.

NOTE TO UNITED STATES SAVARY SHAREHOLDERS

This business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included or incorporated in the Circular have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since each of SEMAFO and Savary is incorporated in a province of Canada, and some or all of their respective officers and directors are residents of Canada. You may not be able to sue either SEMAFO or Savary or their officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel SEMAFO or Savary or their respective affiliates to subject themselves to a U.S. court’s judgment.

No offer to sell or solicitation of an offer to buy SEMAFO Shares pursuant to the Amalgamation is made in the U.S. states of New York and Utah except, in the case of state of Utah, to a person who qualifies as an “exempt institutional investor” in the state of Utah.

If you reside in the state of New York, or if you reside in the state of Utah and you are not an “exempt institutional investor” under the laws of the state of Utah, you are not entitled to receive SEMAFO Shares under the Amalgamation. SEMAFO proposes to deliver to the Depositary, the SEMAFO Shares that such Savary Shareholders would otherwise have been entitled to receive under the Amalgamation, but are prohibited from receiving, due to applicable securities laws (such shareholders being referred to in this document, as the “Non-exempt Shareholders”). The Depositary or its nominee will, as agent for the Non-exempt Shareholders, sell, or cause to be sold (through a broker in Canada and on the Toronto Stock Exchange (“TSX”)) the SEMAFO Shares that a Non-

exempt Shareholder would otherwise be entitled to. After completion of the sales of such SEMAFO Shares, the Depositary will distribute the aggregate net proceeds of sale, after expenses, commissions and any applicable withholding or deduction required by law among the Non-exempt Shareholders. Any sales of SEMAFO Shares described above will be completed as soon as reasonably practicable after the later of: (i) the Effective Date; and (ii) the presentation and surrender to the Depositary of certificates representing the holder’s Savary Shares and the Letter of Transmittal, duly completed in accordance with the instructions contained therein, and may be completed either as a single transaction or multiple transactions during the course of one or more trading days for one or more multiple tendering Non-exempt Shareholders. When multiple transactions are employed, the average price of such transactions will be used for purposes of determining the allocation of the Non-exempt Shareholder Consideration among the applicable Non-exempt Shareholders. When sales are aggregated, the applicable Non-exempt Shareholder Consideration will be divided pro-rata among the applicable Non-exempt Shareholders. For further information regarding this process, please contact the Depositary.

IMPORTANT NOTE: IF YOU ARE A NON-EXEMPT SHAREHOLDER AND YOUR SAVARY SHARES ARE NOT REGISTERED IN YOUR NAME BUT ARE HELD THROUGH AN INTERMEDIARY, YOU MUST CONTACT YOUR INTERMEDIARY AS SOON AS POSSIBLE TO MAKE ARRANGEMENTS FOR YOUR SAVARY SHARES TO BE REGISTERED IN YOUR NAME PRIOR TO THE EFFECTIVE DATE. FOR FURTHER INFORMATION REGARDING THIS PROCESS, PLEASE CONTACT THE DEPOSITARY.

For purposes of this Letter of Transmittal, references to the term “Amalgamation Consideration” shall be read to mean, for any Non-exempt Shareholder, the net proceeds to be distributed to such Non-exempt Shareholder as described in the paragraph above.

PLEASE COMPLETE EACH OF THE STEPS SET OUT BELOW IN ORDER.

STEP 1: DESCRIPTION OF THE SAVARY SHARES BEING DEPOSITED

The undersigned registered Savary Shareholder hereby delivers to the Depositary the enclosed certificate(s) representing the Savary Shares set out below (the “Deposited Shares”) to be exchanged for the Amalgamation Consideration, upon the Amalgamation becoming effective, all in accordance with the Amalgamation Agreement as described in the Circular.

Box A

DESCRIPTION OF THE SAVARY SHARES BEING DEPOSITED

Certificate Number(s)	Name in which the Savary Shares are registered	Number of Savary Shares Deposited

TOTAL: (If space is not sufficient, please attach a list in the above form)

IF YOUR SAVARY SHARES ARE REPRESENTED BY CERTIFICATES AND YOU ARE NOT IN POSSESSION OF SUCH CERTIFICATES, CHECK THE BOX BELOW INDICATING THAT SUCH CERTIFICATES HAVE BEEN LOST.

❑

Lost Certificates.

Check here if some or all of your Savary Share certificates have been lost, stolen or destroyed. Please review Section 5 of the Instructions for the procedure to replace lost, stolen or destroyed certificates.

NON-REGISTERED/BENEFICIAL HOLDERS OF SAVARY SHARES SHOULD CONTACT THEIR INTERMEDIARIES (I.E. BROKER, TRUST COMPANY, BANK OR OTHER REGISTERED HOLDERS) WHO HOLD THEIR SAVARY SHARES ON THEIR BEHALF TO ARRANGE FOR THEIR EXCHANGE.

STEP 2: REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS

By completing this Letter of Transmittal, the undersigned registered Savary Shareholder:

(a)	represents and warrants that:

(i)

the undersigned is the legal owner of the above listed Deposited Shares and has good title to the rights represented by the above mentioned share certificate(s) free and clear of all liens, charges, encumbrances, claims and equities, together with all rights and benefits;

(ii)

the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign, transfer and deliver the Deposited Shares in accordance with the Amalgamation Agreement and that, when the Amalgamation Consideration is received for such Savary Shares, none of Savary, SEMAFO or any successors thereto will be subject to any adverse claim in respect of such Savary Shares;

(iii)	all information inserted into this Letter of Transmittal by the undersigned is true, complete and accurate;

(iv)

the Deposited Shares have not been sold, assigned or transferred nor has any agreement been entered into to sell, assign or transfer any such Deposited Shares to any person, other than pursuant to the Amalgamation;

(v)	the undersigned is either: [Please initial the applicable space(s).]

(A)	a Non-exempt Shareholder; OR

(B)	not a Non-exempt Shareholder as a result of:

	(1)	the undersigned is neither a resident of the State of New York nor of the State of Utah; OR

	(2)	the undersigned is a resident of the State of Utah who is an “exempt institutional investor” in the State of Utah.

Note: If you check B(2) above, you may be required to certify your status as an “exempt institutional investor” to SEMAFO and the Depositary. Please contact the Depositary for additional information in this regard. Failure to supply all requisite supporting documentation that SEMAFO or the Depositary may require to evidence “exempt institutional investor” status may result in you being deemed to be a Non-exempt Shareholder for these purposes.

(b)	acknowledges and agrees that the covenants, representations and warranties of the undersigned herein contained shall survive the completion of the Amalgamation;

(c)	acknowledges receipt of the Circular;

(d)

irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney (such power of attorney being deemed to be an irrevocable power with full power of substitution) of the undersigned to do such acts or take such actions in the name of or on behalf of the undersigned with respect to the exchange of the undersigned’s Deposited Shares for the Amalgamation Consideration in accordance with the Amalgamation Agreement and the terms and conditions hereof;

(e)

to the extent the undersigned is not a Non-exempt Shareholder, directs the Depositary to, as applicable, issue or cause to be issued a certificate or Direct Registration System Advice representing the number of SEMAFO Shares to which the undersigned is entitled on completion of the Amalgamation in accordance with the delivery instructions provided in Step 3 below (or if no delivery instructions are provided, to the latest address of record on the register for the Savary Shares);

(f)

to the extent the undersigned is a Non-exempt Shareholder, directs the Depositary to (A) take all necessary steps to sell, or cause to be sold (through a broker in Canada and on the TSX) the SEMAFO Shares that a Non-exempt Shareholder would otherwise be entitled to and, (B) after completion of the sales of such SEMAFO Shares, to distribute to the undersigned its pro rata interest of the aggregate net proceeds of sale, after expenses, commissions and applicable withholding taxes;

(g)

covenants and agrees to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the exchange of the Deposited Shares for the Amalgamation Consideration;

(h)

acknowledges that all authority conferred, or agreed to be conferred, by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death, incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned;

(i)

revokes any and all other authority, other than as granted in this Letter of Transmittal, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Savary Shares;

(j)	acknowledges that the delivery of the Deposited Shares shall be effected and the risk of loss and title to such Deposited Shares shall pass only upon proper receipt thereof by the Depositary;

(k)

acknowledges that any certificates representing the Savary Shares that are not deposited with all other required documents to the Depositary on or before the day that is the sixth anniversary of the Effective Date will cease to represent a claim or interest of any kind or nature and the right of any Savary Shareholder to receive the Amalgamation Consideration pursuant to the Amalgamation Agreement will terminate;

(l)

if the Amalgamation is not completed and the Combination Agreement is terminated or Savary or SEMAFO otherwise terminates its obligations thereunder, directs the Depositary to return the enclosed certificate(s) to the address provided in Step 3 below (or if no address is provided, to the latest address of record on the register of Savary Shareholders); and

(m)

by reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Amalgamation as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés d’avoir requis que tout contrat attesté par la fusion et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient redigés exclusivement en langue anglaise.

The undersigned hereby deposits the certificate(s) representing the Deposited Shares, upon completion of the Amalgamation, in accordance with this Letter of Transmittal.

Box B

SHAREHOLDERS SIGNATURE(S)

This box must be signed by the registered holder of the Deposited Shares exactly as his, her or its name(s) appear(s) on the certificate(s) representing such Deposited Shares. See Instruction 3. If this box is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, please provide the information described in Instruction 3.

___________________________________________

Name of Savary Shareholder (please print)

___________________________________________

Signature of Savary Shareholder or authorized signatory (see Instruction 3)

___________________________________________

Name of signatory (if different from name of the Savary Shareholder) and title (if applicable)

___________________________________________

Date

STEP 3: REGISTRATION AND DELIVERY INSTRUCTIONS

Complete this step only if the Amalgamation Consideration is to be delivered to an address other than the address of the Savary Shareholder as shown on the register of Savary Shareholders maintained by the transfer agent for the Savary Shares. The Depositary, Savary and SEMAFO are hereby authorized and directed to cause the Amalgamation Consideration to which the undersigned is entitled on completion of the Amalgamation to be issued and/or registered in the name of undersigned (unless alternative registration is required in the manner set forth below), which shall be sent by first class mail to the address specified below or held for pick-up, if so indicated.

Box C
❑	Check here if the Amalgamation Consideration is to be held for pick-up at the office of the Depositary at which this Letter of Transmittal is deposited.

Box D
SPECIAL DELIVERY INSTRUCTIONS (See Instruction 4)

Name

Street Address and Number

City and Province or State

Country and Postal (or Zip) Code

Telephone – Business Hours

STEP 4: SIGNATURE GUARANTEE

Complete this box if required under Instruction 3, 4 or 5.

Box E
Guarantee of Signatures

(Print Name of Guarantor)

(Authorized Representative’s Signature)

(Print Name of Authorized Representative)

(Please print or type address of the Guarantor in the space provided above)

INSTRUCTIONS

1.	Use of Letter of Transmittal

This Letter of Transmittal is for use by registered holders of Savary Shares only. A properly completed and duly executed Letter of Transmittal in the appropriate form (or a manually signed facsimile thereof) must be received by the Depositary, along with certificates representing the applicable Savary Shares and all other documents required by the Depositary, at the appropriate address specified on the back page of this Letter of Transmittal, in order to facilitate prompt delivery of the Amalgamation Consideration that the applicable Savary Shareholder is entitled to receive.

If you hold your Savary Shares in the name of an Intermediary, you should contact that Intermediary for instructions and assistance in delivering your Savary Shares.

All deposits made under this Letter of Transmittal are irrevocable except that all Letter of Transmittals will be automatically revoked if the Depositary is notified in writing by Savary and SEMAFO that the Combination Agreement has been terminated.

2.	Delivery of Letter of Transmittal and Certificates

The method used to deliver this Letter of Transmittal and the certificates representing the Savary Shares deposited hereunder is at the option and risk of the person depositing the certificates and delivery will be deemed to be effective only when such documents are actually received by the Depositary. Savary and SEMAFO recommend that these documents be delivered by hand to the Depositary at the address specified on the back page of this Letter of Transmittal and a receipt obtained; otherwise, the use of registered mail, properly insured, with return receipt requested is recommended.

3.	Signatures

This Letter of Transmittal must be completed and signed by the registered holder of the Savary Shares deposited hereunder or by such holder’s duly authorized representative (at Step 2 of this Letter of Transmittal).

(a)

If this Letter of Transmittal is signed by the registered holder(s) of the Savary Shares deposited hereunder, the signature(s) must correspond with the name(s) of the registered holder(s) as written on the face of the certificate(s) without any change whatsoever. If any of the Savary Shares deposited hereunder are held of record by two or more joint owners, all the owners must sign this Letter of Transmittal. If any deposited Savary Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit a separate Letter of Transmittal for each different registration. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, those persons should so indicate below the signature on the line marked “Name and Capacity of Authorized Representative or Attorney” when signing, and evidence satisfactory to the Depositary of such person’s authority to act should be submitted. The Depositary, at their discretion, may require additional evidence of appointment or authority or additional documentation.

(b)	If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Savary Shares deposited hereunder.

a.	the certificate(s) representing such Savary Shares must be endorsed or accompanied by appropriate share transfer or share transfer powers; and

b.

the signature(s) on such share transfer or stock transfer power must correspond with the name(s) of the registered holder(s) as written on the face of such certificate(s) without any change whatsoever and must be guaranteed as noted in Instruction 5.

4.	Special Delivery Instructions

If the Amalgamation Consideration that the Savary Shareholder is entitled to receive upon completion of the Amalgamation is to be sent to an address other than the address of the Savary Shareholder as shown on the register of Savary Shareholders maintained by the transfer agent for the Savary Shares, Box D should be completed. If special delivery instructions are provided at Box D, the signature provided at Box B should be guaranteed as noted in Instruction 5.

5.	Lost Certificates

If a certificate evidencing Savary Shares has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with an affidavit describing such loss, theft or destruction, to the Depositary. The Depositary will respond with the replacement instructions and requirements in order for the Savary Shareholder to receive his, her or its entitlements (which may include an indemnity bonding requirement).

6.	Guarantees

If (a) the Letter of Transmittal is signed by a person other than the registered holder(s) of the Savary Shares deposited hereunder or (b) special delivery instructions are provided at Box D, the signature provided at Box B must be guaranteed by an Eligible Institution in Box E or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada (IIROC), members of the Financial Industry Regulatory Authority in the United States (FINRA) or banks or trust companies in the United States. The guarantor must affix a stamp bearing the actual words “Signature Guarantee”. Signature guarantees are not accepted from treasury branches, credit unions or caisses populaires unless they are members of one of the above-mentioned Medallion Programs.

7.	Defects or Irregularities

All questions as to the validity, form, eligibility (including timely receipt) and acceptance of Savary Shares deposited pursuant to the Amalgamation will be determined by Savary and SEMAFO in their sole discretion. Savary Shareholders agree that such determination will be final and binding. Each of Savary and SEMAFO reserves the right, if it so elects in its absolute discretion, to waive any defect or irregularity contained in any Letter of Transmittal received by the Depositary. There will be no duty or obligation of Savary or SEMAFO to give notice of any defects or irregularities of any deposit and no liability will be incurred by Savary or SEMAFO for failure to give any such notice.

8.	Miscellaneous

(a)

If the space on this Letter of Transmittal is insufficient to list all certificates for Deposited Shares, additional certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Shares are registered in different forms (e.g. “John Doe” and “J. Doe”) a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted.

(d)

The Amalgamation and any agreement in connection with the Amalgamation, including this Letter of Transmittal, will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

(e)

For assistance with or questions regarding the information contained in this Letter or Transmittal, or for additional copies of the Circular and this Letter of Transmittal Savary Shareholders should contact Depository at the address set out below.

9.	Privacy Notice

The Depositary is committed to protecting personal information. In the course of providing services, the Depositary receives non-public personal information about shareholders from transactions the Depositary performs, forms a shareholder may send to the Depositary or other communications the Depositary may have with a shareholder and its representatives. This information could include a shareholder’s name, address, social insurance number, securities holdings and other financial information. The Depositary uses this to administer a shareholder’s account, to better serve client needs and for other lawful purposes relating to its services. The Depositary will use any information a Savary Shareholder provides with this Letter of Transmittal in order to process a Savary Shareholder’s request and will consider a Savary Shareholder’s submission of this Letter of Transmittal as its consent to the above.

The Depositary is:

TSX Trust Company

By Registered Mail, Mail, Hand or Courier

TSX Trust Company

100 Adelaide Street West

Suite 301

Toronto, ON M5H 4H1

Attn: Corporate Actions

Inquiries:

Telephone: 416-342-1091

North American Toll Free: 1-866-600-5869

Facsimile: 416-361-0470

Email: TMXEInvestorServices@tmx.com

Any questions and requests for assistance may be directed to the Depositary at the telephone numbers and location set out above.